Exhibit 21

FOOT LOCKER, INC. SUBSIDIARIES(1)

The following is a list of subsidiaries of Foot Locker, Inc. as of January 29, 2005, omitting some subsidiaries, which, considered in the aggregate, would not constitute a significant subsidiary.

Name	State or Other Jurisdiction of Incorporation
Footlocker.com, Inc.	Delaware
Eastbay, Inc.	Wisconsin
FLE CV Management, Inc.	Delaware
FLE C.V.	Netherlands
FLE Holdings, BV	Netherlands
FL Europe Holdings, Inc.	Delaware
Foot Locker Austria GmbH	Austria
Foot Locker Belgium B.V.B.A.	Belgium
Foot Locker Denmark ApS	Denmark
Foot Locker Europe B.V.	Netherlands
Foot Locker Europe.com B.V.	Netherlands
Foot Locker France S.A.S.	France
Foot Locker Italy S.r.l.	Italy
Foot Locker Netherlands B.V.	Netherlands
Foot Locker Sweden Aktiebolag	Sweden
Foot Locker U.K. Limited	United Kingdom
Foot Locker Germany GmbH	Germany
Foot Locker Spain S.L.	Spain
Foot Locker Australia, Inc.	Delaware
Foot Locker New Zealand, Inc.	Delaware
Freedom Sportsline Limited	United Kingdom
Foot Locker Atlantic City, LLC	Delaware
Team Edition Apparel, Inc.	Florida
Foot Locker Specialty, Inc.	New York
Foot Locker Retail, Inc.	New York
Foot Locker Operations LLC	Delaware

(1)	Each subsidiary company is 100% owned, directly or indirectly, by Foot Locker, Inc. All subsidiaries are consolidated with Foot Locker, Inc. for accounting and financial reporting purposes.

FOOT LOCKER, INC. SUBSIDIARIES(1)

Name	State or Other Jurisdiction of Incorporation
Foot Locker Stores, Inc.	Delaware
Foot Locker Corporate Services, Inc.	Delaware
Robby’s Sporting Goods, Inc.	Florida
Foot Locker Holdings, Inc.	New York
Foot Locker Canada Corporation	Canada
FL Canada Holdings, Inc.	Delaware
Foot Locker Sourcing, Inc.	Delaware
Foot Locker Artigos desportivos e de tempos livres, Lda.	Portugal
FL Corporate NY, LLC	Delaware
FL Retail NY, LLC	Delaware
FL Specialty NY, LLC	Delaware
Venator Group Canada Holdings ULC	Canada
Foot Locker Retail Ireland Limited	Ireland
FL Finance (Europe) Limited	Ireland
FL France Holdings SNC	France
Foot Locker Germany Holdings GmbH	Germany

(1)	Each subsidiary company is 100% owned, directly or indirectly, by Foot Locker, Inc. All subsidiaries are consolidated with Foot Locker, Inc. for accounting and financial reporting purposes.